UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 17, 2005

American Land Lease, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-09360	84-103876
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

29399 U.S. Hwy 19 North, Suite 320, Clearwater, FL	33761
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (727) 726-8868

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

American Land Lease, Inc. (the “Company”) entered into an Underwriting Agreement, dated as of February 17, 2005 (the “Underwriting Agreement”), by and among the Company, Asset Investors Operating Partnership, L.P., and Raymond James & Associates, Inc., as representative for the underwriters named therein (collectively, the “Underwriters”). Pursuant to the Underwriting Agreement, the Company agreed to sell 900,000 shares of its 7.75% Series A Cumulative Redeemable Preferred Stock, $.01 par value per share (the “Series A Preferred Stock”), in an underwritten public offering and also gave the Underwriters an option to purchase up to 100,000 additional shares of the Series A Preferred Stock to cover over-allotments. The closing of the transaction contemplated by the Underwriting Agreement is expected to occur on February 23, 2005. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this report and incorporated herein by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws.

On February 22, 2005, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations (the “Certificate of Designations”) relating to its Series A Preferred Stock, which became effective on filing. The Certificate of Designations created out of the Company’s 1,000,000 authorized but unissued shares of preferred stock, 1,000,000 shares of Series A Preferred Stock. The Series A Preferred Stock entitles the holders thereof to receive, when and as authorized by the board of directors, cumulative cash dividends payable quarterly in arrears at the rate of $1.9375 per share per year. The liquidation preference for the Series A Preferred Stock is $25 per share, plus an amount equal to any accrued and unpaid dividends to the date of liquidation. The Series A Preferred Stock is not redeemable prior to February 23, 2010, except in limited circumstances relating to the ownership limitation necessary to preserve the Company’s qualification as a REIT. On and after February 23, 2010, at the Company’s option upon not less than 30 not more than 60 days’ written notice, the Company may redeem the Series A Preferred Stock in whole or in part, at any time or from time to time, at a redemption price of $25 per share, plus all accrued and unpaid dividends, thereon to the date fixed for redemption. The Series A Preferred Stock ranks senior to the Common Stock of the Company with respect to the payment of dividends and distributions upon liquidation, dissolution or winding up. Holders of shares of the Series A Preferred Stock generally will have no voting rights. However, whenever dividends on the Series A Preferred Stock are in arrears for six or more quarterly periods, whether or not consecutive, holders of the Series A Preferred Stock (voting together as a single class with all other shares of any class of series ranking on a parity which are entitled to similar voting rights) will be entitled to vote for the election of two additional directors to serve on the Company’s board of directors until all dividends in arrears on the Series A Preferred Stock have been paid or declared and set apart for payment. The issuance of future senior shares or certain changes to the terms of the Series A Preferred Stock that would be materially adverse to the rights of holders of the Series A Preferred Stock cannot be made without the affirmative vote of at least 66 2/3% of the outstanding shares of Series A Preferred Stock. A copy of the Certificate of Designations is filed as Exhibit 4.1 to this report and incorporated herein by reference. A copy of the form of stock certificate for the Series A Preferred Stock is filed as Exhibit 4.2 to this report and incorporated herein by reference.

2

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed with this report:

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of February 17, 2005, by and among the Company, Asset Investors Operating Partnership, L.P., and Raymond James & Associates, Inc., as representative for the underwriters named therein.

4.1	Certificate of Designations for 7.75% Series A Cumulative Redeemable Preferred Stock.

4.2	Form of Stock Certificate for 7.75% Series A Cumulative Redeemable Preferred Stock.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the 7.75% Series A Cumulative Redeemable Preferred Stock.

12.1	Statement re Computation of Ratios.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LAND LEASE, INC.

Date: February 22, 2005	By:	/s/ Shannon Smith
Shannon Smith
Chief Financial Officer

4

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of February 17, 2005, by and among the Company, Asset Investors Operating Partnership, L.P., and Raymond James & Associates, Inc., as representative for the underwriters named therein.

4.1	Certificate of Designations for 7.75% Series A Cumulative Redeemable Preferred Stock.

4.2	Form of Stock Certificate for 7.75% Series A Cumulative Redeemable Preferred Stock.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the 7.75% Series A Cumulative Redeemable Preferred Stock.

12.1	Statement re Computation of Ratios.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

5